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                                                                    Exhibit 5(b)

                                                                    May 25, 2004

The Cleveland Electric Illuminating Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890

Dear Ladies and Gentlemen:

         We are acting as counsel to The Cleveland Electric Illuminating Company, an Ohio corporation (the "Company"), in connection with the registration statement on Form S-4 (the "Registration Statement") relating to the proposed offer (the "Exchange Offer") by the Company to exchange any and all of its outstanding 5.65% Senior Notes due 2013 (the "Original Notes") for an equal principal amount of the Company's 5.65% Senior Notes due 2013 (the "Exchange Notes") to be registered under the Securities Act of 1933 (the "Act"). The Original Notes were, and the Exchange Notes will be, issued under the indenture, dated as of December 1, 2003 (the "Indenture"), between the Company and JPMorgan Chase Bank, as trustee (the "Trustee").

         In our capacity as such counsel, we have reviewed and are familiar with the Registration Statement, including the prospectus comprising a part thereof (the "Prospectus"), and the Indenture. We have also reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such review, we have assumed the authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies (whether facsimiles or forms) and the authenticity of the originals of such latter documents. We have also assumed that the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio, that the authorization of the Exchange Notes will not have been modified or rescinded by the Board of Directors of the Company prior to their issuance and that neither the issuance and delivery of the Exchange Notes nor the compliance by the Company with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, including the order of the Public Utilities Commission of Ohio authorizing the issuance of the Exchange Notes and the Original Notes.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Exchange Notes have been duly authorized for issuance and, when duly executed by the Company, authenticated by the Trustee and delivered by the Company in exchange for an equal principal amount of Original Notes as contemplated by the Registration Statement and the Prospectus (or any supplement thereto filed pursuant to Rule 424 under the Act) and in accordance with the Indenture, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be

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limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to an implied covenant of good faith, fair dealing and reasonableness, and will be entitled to the benefits of the Indenture.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We are members of the bar of the State of New York and for purposes of this opinion do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York and the United States of America. Insofar as this opinion relates to matters governed by the laws of the State of Ohio, we have relied upon the opinion of Gary D. Benz, Associate General Counsel for FirstEnergy Corp., which is also being filed as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ PILLSBURY WINTHROP LLP

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